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                                                                     EXHIBIT 5.3

                             SUB-ADVISORY AGREEMENT


                     AGREEMENT, made as of _____________, 1997 between Bank of America National Trust and Savings Association, a national banking association (hereinafter called the "Manager"), Wellington Management Company, LLP a Massachusetts limited liability partnership, (hereinafter called the "Sub-Adviser").

                     WHEREAS, the Pacific Innovations International Fund (hereinafter called the "Fund"), is a series of an open-end, management investment company organized as a business trust under the laws of the State of Delaware (the "Trust"); and

                     WHEREAS, pursuant to a Management Agreement of even date herewith (hereinafter called the "Management Agreement") by and between the Fund and the Manager, the Manager has agreed to furnish investment management services to the Fund; and

                     WHEREAS, the Management Agreement specifically authorizes the Manager to sub-contract investment advisory services on behalf of the Fund to the Sub-Adviser pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the Declaration of Trust and Bylaws of the Trust; and

                     WHEREAS, the Board of Trustees of the Trust has approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

             1.      APPOINTMENT.

             The Manager hereby appoints the Sub-Adviser to act as sub-investment adviser with respect to the investment portfolio of the Fund for the period and on the terms set forth in this Agreement and the Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

             2.      SERVICES OF SUB-ADVISER.

             Subject to the oversight and supervision of the Manager and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the portfolio of the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services rendered by it under this
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Agreement in accordance with the investment criteria and policies established from time to time for the Fund by the Manager, the investment objective, policies and restrictions as stated in the Fund's current Prospectus with respect to the Fund, and resolutions of the Trust's Board of Trustees. Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will maintain such books and records regarding the securities transactions with respect to the Fund, as may be required or otherwise requested by the Manager and supply the Trust and its Board of Trustees with reports, statistical data and economic information as reasonably requested.

             3.      OTHER COVENANTS.

             The Sub-Adviser agrees that it:

                     (a) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with other applicable law;

                     (b) will use the same skill and care in providing services under this Agreement as it uses in providing services to other investment funds for which it has investment responsibilities;

                     (c) will place orders pursuant to its investment determinations with respect to the Fund with brokers or dealers in accordance with the policy set forth in the Fund's prospectus or as the Manager or Board of Trustees may direct from time to time. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of any commission or spread, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the U.S. Securities Exchange Act of 1934, as amended (provided with respect to the Fund or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction with respect to the Fund that is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and





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             research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund. In no instance will portfolio securities be purchased from or sold to the Manager, the Sub-Adviser, or Concord Holding Corporation (or any of its affiliates) acting as principal or broker, except to the extent permitted by law. In executing portfolio transactions with respect to the Fund, the Sub-Adviser may, but is not obligated to the extent permitted by applicable laws and regulations,aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's currently effective Prospectus. In such event the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

                     (d) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior or present Fund interest holders ("Investors") or those persons or entities who respond to inquiries concerning investment in the Fund and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Fund except after prior notification to an approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Nothing contained herein, however, shall prohibit the Sub-Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Fund, to the extent permitted by applicable law.

                     (e) will not purchase any securities from or sell any securities to or engage in any financial transactions with the Manager or any of its affiliates on behalf of the Fund. Nothing in this subsection shall in any way prohibit the Sub-Adviser or any or its affiliates from purchasing securities from, selling securities to or engaging in any other financial transactions with the Manager or any of its affiliates on behalf of any other accounts managed by the Sub-Adviser.

                     (f) will provide the Fund's Custodian on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Manager with such information upon request.





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                     (g)      on a monthly basis, will provide information
regarding investment strategy to be employed by the Sub-Adviser on behalf of the Fund and information regarding the Fund's performance against its benchmark and will provide such other information as the Manager may reasonably request from time to time.

             4.      SERVICES NOT EXCLUSIVE.

             The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly authorized, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed their agent.

             5.      BOOKS AND RECORDS.

             The Sub-Adviser hereby agrees that all records that it maintains with respect to the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to maintain and to preserve the information required pursuant to and for the periods prescribed by Rule delaware-1 and Rule 31a-2, respectively under the U.S. Investment Company Act of 1940 (the "1940 Act").

             6.      EXPENSES.

             During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or spreads and other transaction costs, if any) purchased or sold with respect to the Fund.

             7.      COMPENSATION.

             For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub- Adviser will accept as full compensation therefor, a fee, computed daily and payable monthly (in arrears), at the following annual rates based on the total net assets of the Fund as follows:





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
             FUND ASSETS                              RATE OF SUB-ADVISORY FEE
             -----------                              ------------------------
             0 --U.S. $50 million                               0.400%

             in excess of U.S. $50 million
             up to and including U.S. $350 million              0.300%

             in excess of U.S. $350 million
             up to and including U.S. $500 million              0.250%

             in excess of U.S. $500 million                     0.200%

             The Sub-Adviser acknowledges that it shall not be entitled to any further compensation from the Manager in respect of the services provided and expenses assumed by it under this Agreement. The Sub-Adviser's fees hereunder, and that the Sub-Adviser's sole recourse for payment of such fees shall be to the Manager.

             8.      LIMITATION OF LIABILITY.

             The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Fund for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser acknowledges and agrees that the performance of this Agreement is for the benefit of the Fund, that the Sub-Adviser is therefore directly liable and responsible to the Fund for the performance of its obligations hereunder, and that the Fund may enforce in its own name and for itself such liability and responsibility.

             9.      DURATION AND TERMINATION.

             This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until _____________, 1999. Thereafter, if not terminated, this Agreement shall automatically continue in effect for successive annual periods ending on _____________, provided such continuance is specifically approved at least annually by the vote of a majority of the Trust's Board of Trustees at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Manager or by the Trust (by vote of the Trust's Board of Trustee) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given





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simultaneously to the Manager.  In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Management Agreement for any reason (whether by the Fund, by the Manager or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Management Agreement. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the term "assignment" shall have the same meaning as such term has in the 1940 Act.)

             10.     AMENDMENT OF THIS AGREEMENT.

             No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the Trust's Trustees.

             11.     MISCELLANEOUS.

             The captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the internal laws, and not the law of conflicts, of the State of California, provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Adviser's Act of 1940, as amended, any rule or regulation of the U.S. Securities and Exchange Commission thereunder.

             12.     NAMES.

             The names "Fund", "Trust" and the "Board of Trustees," (of the Trust) refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, dated ______________, which is hereby referred to and a copy of which is on file at the principal office of the. The Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by an officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder.





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             IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION



By:  _________________________
     Senior Vice President


WELLINGTON MANAGEMENT COMPANY, LLP



By:  _________________________
     Title:





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